UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 1, 2021

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction		(I.R.S. Employer
of incorporation)	(Commission File Number)	Identification Number)

100 Summer Street, Suite 2300
Boston, Massachusetts	02110
(Address of principal
executive offices)	(Zip code)

(617) 621-7722

 (Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2021, the Board of Directors of Ironwood Pharmaceuticals, Inc. (the “Company”) appointed Sravan K. Emany, 44, as the Company’s Senior Vice President, Chief Financial Officer, effective December 6, 2021 (the “Effective Date”). On the Effective Date, Mr. Emany will assume the responsibilities of the Company’s principal financial officer from Jason Rickard, who will remain the Company’s Senior Vice President, Chief Operating Officer.

Prior to joining the Company, Mr. Emany served as corporate vice president, commercial excellence and chief strategy officer of Integra LifeSciences Holdings Corporation, a publicly held global healthcare company, since March 2020, and as vice president of strategy, treasury and investor relations from February 2018 to March 2020. Prior to that, Mr. Emany served in various mergers and acquisitions investment banking roles in Bank of America and BofA Securities (formerly Bank of America Merrill Lynch) from September 2008 to February 2018, culminating in his service as managing director in the mergers and acquisitions group where he led numerous mergers and acquisitions in the healthcare sector. Mr. Emany also served in various other financial roles, including with Goldman Sachs Group, Deutsche Bank Securities, Lazard, and Morgan Stanley. Mr. Emany holds a B.A. in international relations from The Johns Hopkins University and an M.A. in international relations and international economics from The Johns Hopkins School of Advanced International Studies (SAIS).

Mr. Emany will receive a base salary of $500,000 a year and will have an individual bonus target of 50% of his base salary, subject to achievement of individual and corporate goals. Mr. Emany will also receive a one-time bonus of $200,000 in connection with his joining the Company, which is subject to certain clawback provisions if Mr. Emany terminates his employment with the Company for any reason or if he is terminated by the Company for cause, in each case, within two years of the Effective Date. Mr. Emany will receive grants under the Company’s 2019 Equity Incentive Plan of 85,000 restricted stock units (“RSUs”) that will vest as to 25% of the RSUs on each of the first four approximate anniversaries of the date of grant and 85,000 performance-based restricted stock units (“PSUs”), the vesting terms of which will be consistent with those applicable to the 2021 PSU awards described in the Company’s proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2021. Each RSU and PSU represents a contingent right to receive shares of the Company’s Class A common stock upon vesting of such awards.

In addition, the Company will enter into an indemnification agreement and an executive severance agreement with Mr. Emany. The terms of the indemnification agreement will be consistent with the form of indemnification agreement described in the Proxy Statement, such description being incorporated herein by reference and qualified in its entirety by the full text of the form of indemnification agreement that was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (as amended) filed with the SEC on December 23, 2009.

The terms of the executive severance agreement will be consistent with the Company’s revised form of severance agreement applicable to all executive officers of the Company who have joined the Company following July 20, 2021. The executive severance agreement will provide that, in the event of a qualifying termination, Mr. Emany would be entitled to receive the following benefits under the executive severance agreement: (i) a lump-sum payment equal to twelve (12) months of his base salary at the rate in effect as of the date of termination of employment (or, if Mr. Emany’s termination constitutes a Change of Control Termination, as defined in the executive severance agreement, a lump-sum payment equal to eighteen (18) months of his base salary); (ii) a lump-sum payment equal to his actual bonus for the prior year if not yet paid as of the termination date; (iii) a lump-sum payment equal to his target cash bonus for the year of termination, pro-rated based on the percentage of the year worked prior to the triggering event; (iv) a lump-sum payment equal to his full target cash bonus for the year of termination (or, if Mr. Emany’s termination constitutes a Change of Control Termination, a lump-sum payment equal to his full target cash bonus for the year of termination, multiplied by 1.5); (v) up to twelve (12) months of subsidized COBRA coverage benefits (or, if Mr. Emany’s termination constitutes a Change of Control Termination, eighteen (18) months of subsidized COBRA coverage benefits); and (vi) outplacement assistance benefits. In addition, if Mr. Emany’s termination constitutes a Change of Control Termination, the executive severance agreement will provide for the acceleration of all outstanding equity awards subject solely to time-based vesting as of the later of (1) the termination date, or (2) the Change of Control (as defined in the agreement).

The foregoing description of Mr. Emany’s executive severance agreement does not purport to be complete and is qualified in its entirety by the full text of the form of executive severance agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K.

There is no arrangement or understanding between Mr. Emany and any other person pursuant to which Mr. Emany was appointed as the Company’s Senior Vice President, Chief Financial Officer. There is no family relationship between Mr. Emany and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Emany is not, and has not been since January 1, 2020, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
10.1	Form of Executive Severance Agreement
104	The cover page from this Current Report on Form 8-K, formatted in Inline XRBL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: December 1, 2021	By:	/s/ Thomas McCourt
Name: Thomas McCourt
Title: Chief Executive Officer